Exhibit 10.15

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

DATED OCTOBER 22, 2001

This Eighth Amendment to Loan and Security Agreement (the “Eighth Amendment”) is made as of this 14th day of April, 2006 by and between SeaChange International, Inc., a Delaware corporation with its principal place of business at 50 Nagog Park, Acton, Massachusetts 01720 (the “Borrower”) and Citizens Bank of Massachusetts, a bank with offices at 28 State Street, Boston, Massachusetts (the “Lender”) in consideration of the mutual covenants contained herein and the benefits to be derived herefrom. Unless otherwise specified, all capitalized terms shall have the same meaning herein as set forth in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on October 22, 2001, the Borrower and the Lender entered into a loan arrangement (the “Loan Arrangement”) as evidenced by, amongst other documents and instruments, a certain Loan and Security Agreement as amended by a First Amendment to Loan and Security Agreement dated June 14, 2002, a Second Amendment and Waiver to Loan and Security Agreement dated April 21, 2003, a Third Amendment to Loan and Security Agreement dated December 1, 2003, a Fourth Amendment to Loan and Security Agreement effective as of December 1, 2005, a Fifth Amendment to Loan and Security Agreement effective as of January 31, 2006, a Sixth Amendment to Loan and Security Agreement effective as of March 1, 2006, and a Seventh Amendment to Loan and Security Agreement effective as of April 1, 2006 (as may be further amended from time to time, the “Agreement”) by and between the Borrower and the Lender pursuant to which the Lender agreed to provide certain financial accommodations to or for the benefit of the Borrower; and

WHEREAS, the Borrower has requested that the Lender amend certain terms and conditions of the Agreement all as set forth herein, and

WHEREAS, the Lender has agreed to so amend the Agreement provided the Borrower and the Lender entered into this Eighth Amendment; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 5(k) of the Agreement is hereby amended by deleting “one eighth of one percent (.125%) per annum” and replacing it with “one fourth of one percent (.25%) per annum”.

2.	Section 13 of the Agreement is hereby supplemented by adding subsection (z) at the end:

“(z) The Borrower shall cause all material domestic subsidiaries to guaranty the Obligations of the Borrower to the Bank in the form of Exhibit Guaranty annexed hereto. Borrower shall pledge 65% of its interest in all material foreign subsidiaries in the form of Exhibit Pledge Agreement annexed hereto. All guaranties and pledges shall be accompanied by such due diligence as requested by the Lender. As used herein a “material subsidiary” shall be a direct or indirect subsidiary of the Borrower that owns ten percent (10%) or more of the total assets (exclusive of goodwill and client contracts) of the Borrower at the most recent quarter end or contributes at least ten percent (10%) of the total sales of the Borrower for the trailing twelve (12) month period at most recent quarter end. A foreign subsidiary shall be any direct or indirect subsidiary of the Borrower that is not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia. The Borrower shall notify the Bank in writing upon a subsidiary becoming a material subsidiary and shall include in its quarterly compliance certificate a list of all subsidiaries with a designation of which subsidiary is a material subsidiary.”

3.	Section 14(c) of the Agreement is hereby deleted and replaced with:

“(c) (Capital Expenditures) for the fiscal year ending January 31, 2006 make, directly or indirectly, capital expenditures in an aggregate amount greater than $15,000,000.00, and for the fiscal year ending January 31, 2007 and thereafter, $7,500,000.00, annually, tested annually.”

4.	Section 14(d) of the Agreement is hereby deleted and replaced with the following:

“(d) (Modified Quick Ratio) permit the Modified Quick Ratio to be less than the following:

(i) for the quarter ending January 31, 2006 - 1.5x

(ii) for the quarters ending April 30, 2006 and July 31, 2006 - 1.75x; and

(iii) for the quarter ending October 31, 2006 and each quarter thereafter- 2.0X

As used herein the “Modified Quick Ratio” shall mean the ratio of (a) non restricted cash, plus (b) acceptable short-term and long-term marketable securities, and (c) accounts receivable to (d) current liabilities plus without duplication total outstandings under the Line of Credit. Marketable securities shall include securities issued by the United States government or agency, state and municipal obligations, or corporate debt securities approved by the Bank.”

5.	Section 14(e) of the Agreement is hereby amended by deleting the EBITDA requirements contained therein and replacing them with the following:

“(e) (Minimum EBITDA) Permit EBITDA to be equal to or less than the amounts for the periods listed below:

(i) quarter ending July 31, 2006 - $1.00

(ii) combined for the two quarters ending July 31, 2006 and October 31, 2006 - $2,000,000.00

(iii) combined for the three quarters ending July 31, 2006, October 31, 2007 and January 31, 2006 - $2,900,000.00

(iv) thereafter $4,000,000.00 for each rolling four quarter thereafter, tested quarterly.”

6.	Section 14(f) of the Agreement is hereby deleted and replaced with:

“(f) (Net Loss) commencing with the Borrower’s fiscal quarter ending January 31, 2006 and continuing on a cumulative basis for each of the fiscal quarters thereafter until four (4) fiscal quarters after the quarter ending January 31, 2006, and then for each trailing four quarters thereafter, permit cumulative net losses of greater than:

(i) quarter ending January 31, 2006 - $7,500,000.00

(ii) quarter ending April 30, 2007 - $7,500,000.00

(iii) quarter ending July 31, 2007 - $9,500,000.00

(iv) quarter ending October 31, 2007 - $9,500,000.00

(v) thereafter for each rolling four quarters - $7,500,000.00.”

7.	Section 14(l) of the Agreement is hereby supplemented by adding after subparagraph (z) the following:

“if the Borrower’s cash and acceptable marketable securities are less than $40,000,000.00 or would be less than $40,000,000.00 after the investment.”

8.	Section 14(o)(d) of the Agreement is hereby amended by deleting subsection (iv) and replacing with the following:

“and (iv) the Borrower’s cash and acceptable marketable securities would be greater than $40,000,000.00 after completion of the contemplated acquisition.”

9.	Section 19(a) of the Agreement is hereby amended by deleting:

“April 28, 2006”

and replacing it with:

“June 30, 2007”.

10.	The Compliance Certificate annexed to the Agreement as Exhibit 2 is hereby deleted and replaced by the attached Exhibit 2.

11.	The Borrower hereby agrees that the liabilities, obligations and indemnity of the Borrower under the Agreement shall be secured by any and all collateral now or hereafter granted to the Lender by the Borrower.

12.	The Borrower and each guarantor signing below hereby acknowledge and agree that the Borrower has no offsets, defenses or counterclaims against the Lender with respect to the Loan Arrangement or otherwise, and to the extent that the Borrower or guarantor has any such offsets, defenses or counterclaims against the Lender, then the Borrower and each guarantor hereby affirmatively WAIVES and RENOUNCES any such offsets, defenses or counterclaims.

13.	This Eighth Amendment and all other documents executed in connection herewith incorporate all discussions and negotiations between the Borrower and the Lender either expressed or implied, concerning the matters contained herein and in such other instruments, any statute, custom or use to the contrary notwithstanding. No such discussions or negotiations shall limit, modify or otherwise effect the provisions hereof. The modification amendment, or waiver of any provision of this Eighth Amendment, the Agreement or any provision under any other agreement or document entered into between the Borrower and the Lender shall not be effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

14.	Except as specifically modified herein, the Agreement shall remain in full force and effect as originally written, and the Borrower hereby ratifies and confirms all terms and conditions contained in the Agreement.

15.	This Eighth Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

IN WITNESS WHEREOF, the parties hereof have set their hands and seals as of the date first written above.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin Bisson
Name:	Kevin Bisson
Title:	Treasurer

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ William M. Clossey
Name:	William M. Clossey
Title:	Vice President

The undersigned guarantor hereby consents to the foregoing Eighth Amendment and acknowledge that its guaranty remains in full force and effect and that the guarantor remains obligated thereunder.

DIGITAL VIDEO ARTS, LTD.

By:	/s/ Kevin Bisson
Name:	Kevin Bisson
Title:	Treasurer

SeaChange Systems, Inc.

By:	/s/ Kevin Bisson
Name:	Kevin Bisson
Title:	Treasurer